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                                                                   EXHIBIT 10.34

                                 April 22, 1996



Mr. Paul I. Stevens
9191 Towne Centre Drive,
Suite 120
San Diego, California 92122


     Re: Advances to Stevens International, Inc.


Dear Mr. Stevens:

     This letter agreement sets forth the terms and conditions with respect to the advances made by you, Paul I. Stevens ("Stevens"), to Stevens International, Inc. (the "Company") in the aggregate amount of $950,000 (the "Current Advance") and any future advances that Stevens may make to the Company ("Future Advances"). In consideration of the Current Advance, the Company will execute a promissory note in the principal amount of $950,000 with an interest rate of 8% per annum (the "Original Promissory Note"). In consideration of any Future Advances, the Company will execute an additional promissory note or notes ("Additional Promissory Note(s)") to Stevens upon the same terms and conditions as the Original Promissory Note. The amounts due under the Original Promissory Note and any Additional Promissory Note(s) will be paid to Stevens from the Banque de France receivable (the "Receivable"). The amount of the Receivable is currently 8,728,020 French Francs, an amount equal to approximately U.S. $1,745,604. The Original Promissory Note and any Additional Promissory Note(s) shall be mandatorily pre-paid from proceeds received by the Company with respect to the Receivable at such time as the amount of the proceeds from the Receivable is equal to or less than the aggregate amount of the Original Promissory Note plus any Additional Promissory Note(s).


                                             Very truly yours,


                                             /s/ Richard I. Stevens
                                             Richard I. Stevens
                                             President

AGREED TO AND ACKNOWLEDGED
as of the date first above written:



/s/ Paul I. Stevens
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Paul I. Stevens
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                                PROMISSORY NOTE
                                ---------------


$950,000                                                          April 22, 1996


     The undersigned, Stevens International, Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of Paul I. Stevens ("Payee"), at 5500 Airport Freeway, Fort Worth, Texas 76117, or such other place as Payee may from time to time direct Maker in writing, the principal sum of Nine Hundred and Fifty Thousand and no/100 Dollars ($950,000), together with interest accrued thereon at a rate of interest of eight percent (8%) per annum. The principal of and interest on this Note shall be due and payable in its entirety on April 22, 1997 provided, however, this Note shall be mandatorily pre-paid as set forth in that certain Letter Agreement of even date herewith between Maker and Payee, which is attached hereto as Exhibit A and incorporated herein by reference. All payments on this Note shall be due and payable in lawful money of the United States of America.

     1.  Events of Default and Remedies. At the option of Payee, the entire
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amount of the unpaid balance of this Note, including accrued but unpaid interest, shall immediately become due and payable upon the occurrence of one or more of the following events of default ("Events of Default"):

          (a) Failure of Maker to make any payment on this Note as and when the same becomes due and payable in accordance with the terms hereof, and such failure continues for a period of ten (10) days after the receipt by Maker of written notice from Payee of the occurrence of such failure;

          (b) Failure of Maker to perform any covenant, agreement or condition contained herein, other than the payments referred to in (a) above, and such failure continues for a period of thirty (30) days after the receipt by Maker of written notice from Payee of the occurrence of such failure; or

          (c) Maker shall (i) become insolvent, (ii) voluntarily seek, consent to or acquiesce in the benefit or benefits of any Debtor Relief Law (as hereinafter defined) or (iii) become party to (or be made the subject of) any proceeding provided by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the rights of Payee granted hereunder (unless in the event such proceeding is involuntary, the petition instituting the same is dismissed within 90 days of the filing of same). As used herein, the term "Debtor Relief Law" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
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In the event any one or more of the Events of Default specified above shall have happened, Payee may proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power or right granted by this Note, or to enforce any other legal or equitable right of the holder of this Note.

     2.   Cumulative Rights.  No delay on the part of Payee in the exercise of
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any power or right under this Note, or under any other instrument executed pursuant hereto, shall operate as a waiver thereof, nor shall a single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other right or power hereunder. Enforcement by Payee of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

     3.   Waiver.  Except as otherwise specifically provided for herein, Maker,
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and each security, endorser, guarantor and other party ever liable for the payment of any sum of money payable on this Note, jointly and severally waive demand, presentment, protest, notice of non-payment, notice of intention to accelerate, notice of protest and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note; and hereby consent in any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

     4.   Attorneys' Fees and Costs.  In the event an Event of Default shall
          -------------------------
occur, and in the event that thereafter this Note is placed in the hands of any attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and court costs incurred by the holder hereof on account of such collection, whether or not suit is filed.

     5.   Successors and Assigns.  All of the covenants, stipulations, promises
          ----------------------
and agreements in this Note made by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that Maker may not, without the prior written consent of Payee, assign any of its rights, powers, duties or obligations under this Note.

     6.   Maximum Interest.  Regardless of any provision contained herein, Maker
          ----------------
shall never be required to pay and Payee shall never be entitled to receive, collect or apply as interest hereon, any amount in excess of the highest lawful interest rate permitted under applicable law, and in the event Payee receives, collects or applies, as interest, any such excess, such amounts which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such for all purposes; and, if the principal hereof is paid in full, any remaining excess shall be refunded to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful interest rate, Maker and Payee shall, to the maximum extent permitted under applicable law (a) characterize any nonprincipal payment

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as an expense, fee or premium rather than as interest, (b) exclude prepayments and the effects thereof and (c) pro rate, allocate and spread the total amount of interest throughout the entire contemplated term hereof; provided that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the highest lawful interest rate, Payee shall either apply as principal reduction or refund to Maker the amount of such excess, and in such event, Payee shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the highest lawful interest rate.

     7.   Governing Law.  This Note shall be governed by and construed in
          -------------
accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Texas.

     8.   Notice.  Any notice or demand given hereunder by Payee shall be deemed
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to have been given and received (a) when actually received by Maker, if delivered in person, or (b) if mailed, on the earlier of the date actually received or (whether ever received or not) three Business Days (as hereinafter defined) after a letter containing such notice, certified or registered with postage prepaid, addressed to Maker, is deposited in the United States mail.
The address of Maker is 5500 Airport Freeway, Fort Worth, Texas 76117, or such other address as Maker shall advise Payee by certified or registered letter by this same procedure.

     9.   Severability.  In case any one or more of the provisions contained in
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this Note shall for any reason be held to be invalid, illegal and unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     EXECUTED as of the date first set forth above.


                                    STEVENS INTERNATIONAL, INC.


                                    By: /s/ Richard I. Stevens
                                       ----------------------------------------
                                            Richard I. Stevens, President

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